                                                                   Exhibit 10.21


                              EMPLOYMENT AGREEMENT
                              --------------------


          EMPLOYMENT AGREEMENT dated as of January 1, 1998 between LASER TECH COLOR, INC., a Delaware corporation (the "Company"), and DAMIEN GOUGH (the "Executive").

          WHEREAS, the Company and the Executive have entered into an employment agreement dated November 27, 1995, the term of which is scheduled to expire on the third anniversary of such date (the "Prior Agreement");

          WHEREAS, the Company desires to continue to employ the Executive to serve as President of the Company, upon the terms and subject to the conditions set forth herein (the terms of which shall supersede the Prior Agreement);

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:


          1. EMPLOYMENT. The Company hereby agrees to employ the Executive and the Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions contained in this Agreement. The term of employment of the Executive by the Company pursuant to this Agreement shall commence on January 1, 1998 and, unless earlier terminated pursuant to Section 4, shall end on December 31, 2001 (the "Employment Period.")


          2. DUTIES AND RESPONSIBILITIES. The Company shall employ the Executive during the Employment Period as its President. Subject to the powers, authority and responsibilities vested in the Board, in duly constituted committees of the Board and in the Chief Executive Officer of the Company, Executive shall have responsibility in the areas of manufacturing, sales, marketing and administration of the Company. During the Employment Period, the Executive shall perform faithfully and loyally and to the best of his abilities the duties assigned to him hereunder, shall devote his full business time, attention and effort to the affairs of the Company, and shall use his reasonable best efforts to promote the interests of the Company. During the Employment Period, the Executive shall also perform such other duties (not inconsistent with the position of a senior executive of the Company) on behalf of the Company, or on behalf of Big Flower Holdings, Inc. (the "Parent") and its affiliated companies, as may from time to time be authorized or directed by the Board of Directors of the Company (the "Board"). The Executive shall report to the Chief Executive Officer of the Company.

          3. COMPENSATION. (a) BASE SALARY. During the Employment Period, the Company shall pay to the Executive a base salary, payable in accordance with the Company's executive payroll policy, at an initial rate of $250,000 for the Company's 1998 fiscal year commencing on January 1, 1998, increasing by $25,000 per annum effective as of the first day of each subsequent fiscal year in the Employment Period ("Base Salary"). In the event this Agreement is executed after the first day of the Employment Period, the Company shall, as soon as practicable thereafter, make additional payments of cash compensation to the Executive to the extent necessary to provide him with an annual rate of compensation of $250,000 for the Company's 1998 fiscal year.

          (b) ANNUAL PERFORMANCE BONUS. For each fiscal year in the Employment Period, the Executive shall be eligible to receive an annual cash incentive bonus as determined pursuant to the bonus program established by the Board for executives of the Company for each fiscal year (the "Annual Bonus"). The amount of the Annual Bonus payable to the Executive under such bonus program shall be equal to $100,000 if the Company's achieves the target financial objectives prescribed by such bonus program, based on the Company's budget for such fiscal year as approved by the Board. The program may provide for an increased Annual Bonus (up to an additional $100,000) in the event the Company exceeds the target financial objectives prescribed by such program, or may provide for a reduced Annual Bonus (or no Annual Bonus) in the event such targets are not achieved. The bonus program shall prescribe the formula pursuant to which these amounts are calculated, and the target financial objectives related thereto. The Annual Bonus to which the Executive is entitled hereunder shall be paid as soon as practicable after the Company's independent accountants certify or otherwise issue an opinion concerning the Company's consolidated financial statements for the fiscal year to which such Annual Bonus relates.

          (c) RETENTION BONUS. If the Executive is employed by the Company on the last day of the Employment Period and has not received a notice of termination from the Company pursuant to this Agreement as of such date, the Executive shall be entitled to a cash bonus (the "Retention Bonus"). The amount of the Retention Bonus shall be equal to 25% of the total Annual Bonuses, if any, payable under Section 3(b) hereof for each of the four fiscal years of the Company in the Employment Period.

The Retention Bonus to which the Executive is entitled hereunder shall be paid as soon as practicable after the Company's independent accountants certify or otherwise issue an opinion concerning the Company's consolidated financial statements for the fiscal year ending December 31, 2001.

          (d) STOCK OPTIONS. In connection with this Agreement, the Executive was granted an option, pursuant to the Big Flower Holdings, Inc. 1993 Stock Award and Incentive Plan to purchase from the Parent 85,000 shares of the Parent's common stock, par value $0.01, at a purchase price per share equal to $26.75 per share (which is equal to the closing price of the Parent's common stock on February 17, 1998, the date on which the Compensation Committee of the Board approved the grant of such option). The stock option agreement evidencing such option and prescribing the terms and conditions for the exercise thereof is attached to this Agreement as EXHIBIT A.

          (e) OTHER BENEFITS. During the Employment Period, the Executive shall be entitled to participate in the Company's employee benefit plans generally available to senior executives of the Company, including group health, long-term disability, pension and retirement plans (all such benefits being hereinafter referred to as the "Employee Benefits"), on the same terms and conditions as such benefits are available to such other senior executives. The Executive shall be entitled to take time off for vacation or illness in accordance with the Company's policy for senior executives and to receive all other fringe benefits as are from time to time made generally available to senior executives of the Company.

          (f) EXPENSE REIMBURSEMENT. During the Employment Period, the Company shall reimburse the Executive for all proper expenses incurred by him in the performance of his duties hereunder in accordance with the Company's policies and procedures, including, but not limited to, reasonable entertainment expenses, automobile expenses, and travel and lodging expenses.


          4. TERMINATION OF EMPLOYMENT DURING EMPLOYMENT PERIOD.

          (a) TERMINATION WITHOUT CAUSE. At any time during the Employment Period, the Company may terminate the Executive's employment without Cause (as defined below) by giving the Executive at least 30 days' prior written notice of the effective date of termination. If the Company terminates the employment of the Executive hereunder, the Executive shall be entitled to:

          (1) continued payments of Base Salary (as increased from time to time in accordance with Section 3(a) hereof) through the last day of the Employment Period, or, if later, through the first anniversary of the date on which the Company provides written notice to the Executive of its intent to terminate his employment hereunder (paid on substantially the same schedule that payroll payments would have been made if the Executive had continued in active employment with the Company); and

          (2) any Annual Bonus earned but not yet paid for any fiscal year of the Company ended on or prior to the effective date of the Executive's termination of employment, plus additional Annual Bonuses in an amount equal to $100,000 for each subsequent fiscal year in the Employment Period (each of which shall be payable as soon as practicable after the end of each such fiscal year).

Notwithstanding clauses (1) and (2) above and subject to the provisions of
Section 7 hereof, the amounts payable to the Executive hereunder shall be reduced by the amount of salary, bonus and other compensation that the Executive receives from a subsequent employer for employment during the Employment Period. The Executive shall use reasonable efforts to seek other employment for this purpose.

          (b) TERMINATION FOR CAUSE. At any time during the Employment Period, the Company may terminate the Executive's employment for Cause (as defined below). Such termination shall be effective as of the date on which the Company provides the Executive with written notice of such termination (or such later date as the Company may specify in such written notice). If the Company terminates the employment of the Executive hereunder, the Executive shall be entitled to:

          (1) payment of Base Salary earned but not yet paid through the date of termination; and

          (2) any Annual Bonus earned but not yet paid for any fiscal year of the Company ended on or prior to the effective date of the Executive's termination of employment.

For purposes of this Agreement, "Cause" shall mean:

          (i) fraud, misrepresentation, embezzlement, or other act of material misconduct (including, without limitation, a violation of Section 7 hereof) against the Company, the Parent, or any direct or indirect subsidiary thereof (collectively, the "Controlled Group");

          (ii) substantial and willful failure, as determined by the Board, to render services in accordance with the terms of this Agreement provided that (A) a demand for performance of services had been delivered to the Executive by the Board at least 15 days prior to termination identifying the manner in which such Board believes that the Executive has failed to perform and (B) the Executive thereafter has failed to remedy such failure to perform during such 15-day period;

          (iii) substantial and willful violation of any rules or regulations of any governmental or regulatory body material to the business of any member of the Controlled Group; or

          (iv) conviction of or plea of guilty or NOLO CONTENDERE to a felony.

The exercise of the right of the Company to terminate the Executive's employment pursuant to this Section 4(b) shall not abrogate, and shall be in addition to, the rights or remedies of the Company in respect of the breach giving rise to such termination.

          (c) TERMINATION ON ACCOUNT OF DEATH. Upon the death of the Executive, this Agreement shall automatically terminate on the date of death, and the Executive's beneficiary (as determined below) shall be entitled to:

          (1) payment of Base Salary earned but not yet paid through the date of termination, plus an additional payment equal to the Executive=s rate of Base Salary in effect on the date of the Executive's death for a period of six months following the date of the Executive=s death (or until the last day of the Employment Period, if earlier); and

          (2) any Annual Bonus earned but not yet paid for any fiscal year of the Company ended on or prior to the date of the Executive's death.

          (d) VOLUNTARY TERMINATION BY EXECUTIVE. The Executive shall have the right to terminate his employment with the Company for any reason by giving at least 30 days= written notice to the Company (which period of notice may be waived by agreement of the Executive and the Company). In the event of the Executive=s termination of employment hereunder, he shall be entitled to:

          (1) accrued Base Salary through and including the effective date of the Executive's termination of employment, plus continued payments (paid on substantially the same schedule that payroll payments would have been made if the Executive had continued active employment with the Company) at the rate of Base Salary in effect on the date of termination of employment for a period of 18 months following the date of termination; PROVIDED, HOWEVER, that the Company, in its sole discretion, may at any time during such 18-month period notify the Executive in writing that he is no longer subject to the non-competition restrictions prescribed by Section 7(b), at which time the Executive shall no longer be entitled to received continued payments pursuant to this paragraph; and

          (2) any Annual Bonus earned but not yet paid for any fiscal year of the Company ended on or prior to the effective date of the Executive's termination of employment.

          (e) TERMINATION OF EMPLOYMENT ON ACCOUNT OF DISABILITY. The Company may, upon at least 20 days= prior written notice to the Executive, terminate this Agreement in the event of the Executive=s Disability (as hereinafter defined). For purposes of this Agreement, "Disability" means a physical or mental condition that causes the Executive to be unable to perform, with or without reasonable accommodation, the essential functions of President of the Company during at least 90 days of any 12-month period, or which is expected to cause the Executive to be unable to perform such functions, with or without reasonable accommodation, during at least 90 days in a succeeding 12-month period. In the event of termination of this Agreement hereunder, the Executive shall be entitled to:

          (1) accrued Base Salary through and including the effective date of termination of this Agreement, plus an additional payment equal to the Executive=s rate of Base Salary in effect on the date of termination of this Agreement for a period of six months following the date of such termination (or until the last day of the Employment Period, if earlier); and

          (2) any Annual Bonus earned but not yet paid for any fiscal year of the Company ended on or prior to the effective date of termination of this Agreement.

In the event of any dispute regarding the existence of the Executive's Disability hereunder, the matter shall be resolved by the good faith determination of a majority of the Board upon consultation with a physician qualified to practice medicine in the state of the Executive's residence to be selected by the Board in its sole discretion. For this purpose, the Executive shall submit to appropriate medical examinations.

          5. EMPLOYEE BENEFITS PAYABLE UPON TERMINATION OF EMPLOYMENT. The benefits to which the Executive (or his beneficiary) is entitled upon termination of employment shall be determined in accordance with the terms of the Company's employee benefit plans. Nothing in this Agreement shall provide for payment of welfare benefits for claims incurred after the date of such termination of employment or shall provide any vesting or accrual rights upon or after termination of employment in addition to those prescribed by the terms of the Company's employee benefit plans.


          6. FEDERAL AND STATE WITHHOLDING. The Company shall be entitled to deduct from the amounts payable to the Executive pursuant to this Agreement the amount of all required federal, state, local or other withholding taxes in accordance with the Executive's Form W-4 on file with the Company, and all applicable federal employment taxes.


          7. CONFIDENTIALITY; NON-COMPETITION.

          (a) CONFIDENTIALITY. During the Employment Period and thereafter, the Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, disclose to others or use, whether directly or indirectly, any Confidential Information (as hereinafter defined) regarding any member of the Controlled Group. For purposes of this Agreement, "Confidential Information" shall mean information about any member of the Controlled Group, and its respective business, operations, clients and customers, that is not available to the general public and that was learned by the Executive in the course of his employment by any member of the Controlled Group during the Employment Period or prior thereto, including (without limitation) any data, formulae, information, proprietary knowledge, trade secrets and client and customer lists and all papers, resumes, records and the documents containing such Confidential Information. The Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. Upon the termination of his employment with the Company or any of its affiliates for any reason whatsoever, the Executive shall promptly deliver to the Company all documents (and all copies thereof) containing any Confidential Information as well as all other property of the Company.

          (b) NON-COMPETITION. In consideration of the premises contained herein, the Executive agrees that for the period commencing with the first day of the Employment Period and ending with the date that is 18 months after the date on which the Executive terminates employment with the Company (or with Parent or any subsidiary thereof) or, if later, the last date for which the Executive receives continued payments of Base Salary after termination of employment pursuant to Section 4 (the "Term"), he shall not, without the prior written consent of the Board:

          (1) directly or indirectly (through an affiliate or associate of the Executive (each, an "Affiliate"), or otherwise) or by action in concert with others, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as a principal, agent, representative, consultant, investor, owner, partner, manager, joint venturer or otherwise with, or permit his name to be used by or in connection with, any business, enterprise or other entity engaged anywhere in the United States, Canada, Mexico or the United Kingdom in competition with any business or operations of the Company or any member of the Controlled Group for which the Executive has any Confidential Information, including but not limited to (A) electronic pre-press services (including, but not limited to, image capture, image retouching, page composition proofing or any manufacturing process designed to prepare images for printing) or (B) the business of retail inserts, advertising circulars or newspaper printing; PROVIDED, HOWEVER, that nothing contained in this paragraph shall prohibit the Executive from having passive investments of less that 5% of the outstanding equity securities in any entity listed for trading on a national stock exchange or quoted on any automated quotation system; PROVIDED, FURTHER, HOWEVER, that the foregoing shall not prohibit the Executive from (I) engaging in competition with a business or operation of the Controlled Group which represents less than 5% of the Controlled Group's consolidated net revenue during the 12-month period ending on the Controlled Group's most recently completed fiscal quarter prior to the Executive engaging in such business (the "Period") (other than those businesses and operations enumerated in clauses (A) and (B) above), or (II) engaging in competition with a business or operation of the Company which represents less than 15% of the Company's net revenue during the Period (other than those businesses and operations enumerated in clauses (A) and (B) above), if, in each case, the Executive has not had active personal involvement in such business or operation of the Controlled Group or the Company, as the case may be, at any time during the Period or thereafter;

          (2) directly or indirectly (through an Affiliate or otherwise) hire or seek to otherwise employ in any capacity, as employee, consultant, agent or otherwise any individual who is an employee of any member of the Controlled Group on the date of this Agreement or the date on which the individual is solicited for employment by the Executive; or

          (3) directly or indirectly (through an Affiliate or otherwise) acquire, manage, operate, join, control, finance, or participate in the acquisition, management, operation, control or financing of, or be connected as a principal, agent, representative, consultant, investor, owner, partner, manager, joint venturer or otherwise with, any Person with whom any member of the Controlled Group at any time during the Term contemplated a similar relationship, if the Executive was at any time during the Term aware of such contemplated relationship.

In addition, the Executive shall not, without the prior written consent of the Board, directly or indirectly (through an Affiliate or otherwise), enter into any contract, agreement or arrangement, whether oral or written, with the Company.

          (c) INVENTIONS. The Executive hereby assigns to the Company his entire right, title and interest in and to all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material, which may be conceived by the Executive or developed or acquired by him during the Employment Period, which may pertain directly or indirectly to the business of the Company or any other member of the Controlled Group. The Executive agrees to disclose fully all such developments to the Company upon its request, which disclosure shall be made in writing promptly following any such request. The Executive shall, upon the Company's request, execute, acknowledge and deliver to the Company all instruments and do all other acts which are necessary or desirable to enable the Company or any other member of the Controlled Group to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks and copyrights in all countries.

          (d) ENFORCEMENT. The Executive acknowledges that (i) the provisions of this Section 7 are reasonable and necessary to protect the legitimate interests of the Company, (ii) any violation of this Section 7 will result in irreparable injury to the Company, and damages at law will not be reasonable or adequate compensation to the Company for a violation of this Section 7, and (iii) the Company shall be entitled to have the provisions of this Section 7 specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security. In the event that any of the provisions of this Section 7 should ever be deemed by a court or an arbitrator to exceed the time, geographic, product or any other limitations prescribed by applicable law, then such provisions shall be deemed reformed so that such provisions shall be valid, binding and enforceable to the maximum extent permitted by applicable law. In connection with any action by one of the parties to enforce an arbitration award against the other party or to obtain interim injunctive or other relief pending an arbitration decision, the Executive and the Company each intend to and do hereby
(a) consent to personal jurisdiction of the courts of the State of Delaware, (b) consent to service of process by certified mail to the address set forth in
Section 11, (c) waive any objection to venue in such jurisdiction, and (d) waive any claim that any such court is an inconvenient forum. Nothing in this subsection shall affect the right of either party to serve process in any other manner permitted by law.

          8. EXECUTIVE REPRESENTATIONS. The Executive represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Executive do not and will not breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which he is bound, (b) except for the Prior Agreement, the Executive is not a party to or bound by any employment agreement, non-competition agreement or confidentiality agreement with any other person or entity, and (c) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms.

          9. ARBITRATION. Any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, any statutory or common law claim arising out of the Executive's employment relationship with the Company, or otherwise, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of the Company and the Executive, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party to such an arbitration proceeding nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Chicago, Illinois or such other location to which the parties may agree.

          The foregoing paragraph shall apply to any dispute or controversy between the Executive and any member of the Controlled Group other than the Company, or between the Executive and any officer of a member of the Controlled Group (including an officer of the Company), only if such Controlled Group member or officer, as the case may be, consents thereto. If this Section 9 applies to the resolution of any such dispute or controversy, any reference in the foregoing paragraph to the "Company" or a "party" shall be deemed a reference to such Controlled Group member or officer, as the context requires.

          10. SURVIVAL. Sections 5, 7, 8 and 9 of this Agreement shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Employment Period.

          11. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally or by overnight courier to the following addresses of the other party hereto (or such other address for such party as shall be specified by notice given pursuant to this Section) or (b) sent by telecopy to the following telecopy numbers of the other party hereto (or such other telecopy number for such party as shall be specified by notice given pursuant to this Section), with the confirmatory copy delivered by overnight courier or United States Postal Service to the addresses of such party pursuant to this Section:

     If to the Company, to:

          Laser Tech Color, Inc.
          Attention: Corporate Secretary
          2010 Westridge Drive
          Irving, Texas  75038
          Telecopy No.: (972) 753-7829

     with a copy to:

          Big Flower Holdings, Inc.
          Attention:  Mark A. Angelson

          3 East 54th Street
          New York, New York  10022
          Telecopy No.: (212) 521-1640


     If to the Executive, to:

          Damien Gough

          --------------------------------------------

          --------------------------------------------

          --------------------------------------------

          --------------------------------------------

          12. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but, subject to Section 7(d), this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          13. ENTIRE AGREEMENT. This Agreement, and the agreements referenced herein, constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.


          14. SUCCESSORS AND ASSIGNS. This Agreement shall be enforceable by the Executive and his heirs, executors, administrators and legal representatives, and by the Company and its successors and assigns. Any successor of the Company shall assume the liabilities of the Company hereunder. This agreement may not be assigned to any person by the Executive.


          15. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to principles of conflict of laws.

          16. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.


          17. BENEFICIARIES/REFERENCES. The Executive shall be entitled, to the fullest extent permitted by law, to select and to change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following the Executive's death, by giving written notice to the Company. In the event of the Executive's death or a judicial determination of his incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.


          18. HEADINGS. The headings of the Sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.


          19. INTERPRETATION. Both parties and their counsel have participated in the drafting and review of this Agreement, and this Agreement shall not be construed for or against either party.


          20. EXECUTION. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 17th day of August, 1998.



                                        LASER TECH COLOR, INC.




                                        By: /s/ Mark Angelson
                                           -------------------------------------
                                        Title: Exec. V.P.
                                              ----------------------------------



                                        /s/ Damien Gough
                                        ----------------------------------------
                                        Damien Gough

                                    EXHIBIT A


                      NON-QUALIFIED STOCK OPTION AGREEMENT

          NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement"), dated as of February 17, 1998, by and between Big Flower Holdings, Inc., a Delaware corporation (the "Company"), and Damien Gough (the "Optionee"), an executive of Laser Tech Color, Inc., a subsidiary of the Company ("Laser Tech").

          Pursuant to the Company's Restated 1993 Stock Award and Incentive Plan (as amended to date, the "Plan"), the Compensation Committee of the Board of Directors of the Company, as the Administrator of the Plan (the "Committee"), has determined that the Optionee is to be granted an option (the "Option") to purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), on the terms and conditions set forth herein, and hereby grants such Option. It is intended that the Option constitute a non-qualified stock option. Any capitalized terms not defined herein shall have their respective meanings set forth in the Plan.

          1. NUMBER OF SHARES AND OPTION PRICE. The Option entitles the Optionee to purchase 85,000 shares of Common Stock (the "Option Shares") at a price (the "Option Price") of $26.75 per share, which is equal to the closing price per share of Common Stock on the date hereof as reported on the New York Stock Exchange.

          2. MAXIMUM OPTION TERM. Unless previously terminated pursuant to this Agreement, the term of the Option and of this Agreement shall expire on the tenth anniversary of the date hereof (the "Option Term").

          3. CONDITIONS OF EXERCISE. (a) The Option shall vest and become exercisable:

               (i) with respect to 25% of the Option Shares on December 31, 2000 if the Optionee is employed by any member of the Controlled Group (as defined in Section 6) on that date, and

               (ii) with respect to all remaining Option Shares on December 31, 2001 if the Optionee is employed by any member of the Controlled Group (as defined in Section 6) on that date.

          (b) To the extent exercisable in accordance with subsection (a) above, the Option may be exercised in whole or in part at any time or from time to time prior to expiration of the Option Term.

          4. NONTRANSFERABILITY OF OPTION. Except as otherwise provided herein, the Option and this Agreement are not transferable. More particularly, but not by way of limiting the generality of the foregoing, except as otherwise provided herein, the Option may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, except in the event of death, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

          5. METHOD OF EXERCISE OF OPTION. The Option may be exercised by means of written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the aggregate Option Price in cash or by certified or cashier's check.

          6. EFFECT OF TERMINATION OF EMPLOYMENT. (a) In the event the Optionee's employment with Laser Tech (or with the Company or any direct or indirect subsidiary thereof (the "Controlled Group") is terminated for Cause (as defined in the Optionee's employment agreement with Laser Tech dated as of January 1, 1998), the Option shall expire immediately.

              (b) If the Optionee ceases to be employed with all members of the Controlled Group for any reason other than for Cause (including, without limitation, on account of death, disability or retirement of the Optionee), all Options that are exercisable on the effective date of the Optionee's termination of employment shall remain exercisable for a period of 90 days from the effective date of such termination of employment, but in no event beyond the expiration of the Option Term.

          7. NOTICES. Any notice required or permitted under this Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile, or when deposited in a United States Post Office or an overnight delivery service, in either case, postage prepaid, addressed, as appropriate, to the Optionee at the address set forth below or such other address as the Optionee may designate in writing to the Company, or to the Company: Attention:
Secretary (or his/her designee), at the Company's address or such other address as the Company may designate in writing to the Optionee.

          8. FAILURE TO ENFORCE NOT A WAIVER. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

          9. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

          10. INCORPORATION OF PLAN. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Agreement shall be subject to all terms and conditions of the Plan.

          11. AMENDMENTS. This Agreement may be amended or modified at any time only by an instrument in writing signed by the parties hereto.

          12. RIGHTS AS A STOCKHOLDER. Neither the Optionee nor any of Optionee's successors in interest shall have any rights as a stockholder of the Company with respect to any Option Shares until the date of issuance of a stock certificate for such shares of Common Stock.

          13. AGREEMENT NOT A CONTRACT OF EMPLOYMENT. Neither the Plan, the granting of the Option, this Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue as an employee of any member of the Controlled Group for any period of time or at any specific rate of compensation.

          14. AUTHORITY OF THE COMMITTEE. The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.


          IN WITNESS WHEREOF, the parties have executed and delivered this Non-Qualified Stock Option Agreement on the day and year first above written.


                                        BIG FLOWER HOLDINGS, INC.



                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        The undersigned hereby accepts and
                                        agrees to all the terms and
                                        provisions of the foregoing
                                        Agreement and to all the terms and
                                        provisions of the Plan herein
                                        incorporated by reference.




                                        ----------------------------------------
                                        Damien Gough